Exhibit 99.1                                   [JACKSONVILLE BANCORP, INC. LOGO]

           JACKSONVILLE BANCORP ANNOUNCES SECOND QUARTER 2003 RESULTS

JACKSONVILLE, Fla., August 15, 2003 - JACKSONVILLE BANCORP, INC. (NASDAQ: JAXB) today reported:

      o Quarterly earnings of $198,000, increasing 110% over second quarter 2002 earnings of $94,000

      o Assets at $164.9 million - increase of 40%, or $47.2 million, over second quarter 2002

      o Interest income for quarter up 34%, with interest expense up only 18% over prior year period

      o     Year to date net interest income up 52% from prior year

      o     Loans increase 49% and deposits 44% over second quarter 2002

      o     Loan loss reserve increases to 1.22% of total loans

Jacksonville Bancorp, Inc., reported quarterly net earnings of $198,000, or $0.13 per basic and diluted share, in the second quarter of 2003, increasing from $94,000 or $0.07 per share for the second quarter 2002. Earnings on a year to date basis of $251,000 reflect a 74% increase from the 2002 year to date total of $144,000.

"Our rate of growth continues to be remarkable and is an excellent indicator of how well The Jacksonville Bank has been accepted by the Jacksonville community," stated Gilbert J. Pomar, III, President and Chief Executive Officer. "The solid financial results and incredible growth of this quarter further demonstrate our confidence that we are building a strong banking force in Jacksonville. We are still actively negotiating workout agreements with the two borrowers noted as issues, and for which specific reserves were recorded, in the first quarter of 2003. While these negotiations are focused on maximizing collection of the debts, we also continued to strengthen the loan loss reserve."

Second quarter 2003 net interest income increased 45% to $1,376,000, from $947,000 in 2002, primarily due to significant new loan volume. Net interest margin remained relatively steady at 3.82%, as interest income for the quarter increased to $2,157,000, up 34% from $1,611,000 for the 2002 period, and average net loans increased 53% from $84.0 million to $128.6 million. Interest expense rose just 18%, from $664,000 to $781,000, with a 53% increase in average interest bearing liabilities. The provision for loan losses increased 61% to $222,000 for the quarter from $138,000 for second quarter 2002, reflecting both the rapid growth of the portfolio and the further strengthening of the reserve.

Noninterest income increased by 72% over second quarter 2002, as decreases created by the Company's changes in the bankcard merchant program become less significant over time. Noninterest expense increased by 34% over the prior year period, due primarily to increased compensation, professional fees, annual meeting, and other costs necessary to support asset growth and further advance the Company's presence.

Total assets increased 40% to $164.9 million at June 30, 2003, from $117.7 million at June 30, 2002. Total loans and deposits increased 49% and 44%, respectively, with net loans of $134.3 million at June 30, 2003, up from $90.3 million at June 30, 2002, and deposits rising to $151.5 million from $105.3 million. Further, in comparing second quarter 2003 to first quarter 2003, assets increased by $17.6 million, with loans and deposits increasing $11.9 and $21.4 million respectively.

Jacksonville  Bancorp,  Inc.,  a bank  holding  company,  is the  parent  of The
Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market. The Jacksonville Bank opened for business in May 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at the bank's website at www.jaxbank.com.

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions, and uncertainties. The risks, uncertainties, and factors affecting actual results, include but are not limited to: our relatively limited operating history; economic and political conditions, especially in North Florida; competitive circumstances; bank regulation, legislation, accounting principles, and monetary policies; the interest rate environment; success in minimizing credit risk and nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information can be found regarding risk factors in the Company's filings with the Securities and Exchange Commission.

                           JACKSONVILLE BANCORP, INC.
                                   (Unaudited)
                  (Dollars in thousands except per share data)

                                                                           Three Months Ended                Six Months Ended
                                                                                June 30,                          June 30,
                                                                      ---------------------------       ---------------------------
                                                                         2003             2002             2003             2002
                                                                      ----------       ----------       ----------       ----------
Earnings Summary
----------------
Total interest income ..........................................      $    2,157       $    1,611       $    4,134       $    3,003
Total interest expense .........................................             781              664            1,514            1,276
                                                                      ----------       ----------       ----------       ----------
   Net interest income .........................................           1,376              947            2,620            1,727
Provision for loan losses ......................................             222              138              578              245
                                                                      ----------       ----------       ----------       ----------
   Net interest income after provision for loan losses .........           1,154              809            2,042            1,482
Noninterest income .............................................             188              109              340              270
Noninterest expense ............................................           1,025              767            1,980            1,521
                                                                      ----------       ----------       ----------       ----------
   Income before income tax ....................................             317              151              402              231
Income tax provision ...........................................             119               57              151               87
                                                                      ----------       ----------       ----------       ----------
   Net income ..................................................      $      198       $       94       $      251       $      144
                                                                      ==========       ==========       ==========       ==========

Summary Average Balance Sheet
-----------------------------
Loans, net .....................................................      $  128,582       $   84,044       $  121,359       $   78,857
Securities .....................................................          14,619            9,447           14,237            8,778
Other earning assets ...........................................           1,129            1,614            1,784            1,795
                                                                      ----------       ----------       ----------       ----------
   Total earning assets ........................................         144,330           95,105          137,380           89,430
Other assets ...................................................           8,783            8,620            8,666            8,863
                                                                      ----------       ----------       ----------       ----------
   Total assets ................................................      $  153,113       $  103,725       $  146,046       $   98,293
                                                                      ==========       ==========       ==========       ==========
Interest bearing liabilities ...................................      $  121,279       $   79,222       $  115,468       $   75,508
Other liabilities ..............................................          18,945           13,554           17,746           13,536
Shareholders' equity ...........................................          12,889           10,949           12,832            9,249
                                                                      ----------       ----------       ----------       ----------
   Total liabilities and shareholders' equity ..................      $  153,113       $  103,725       $  146,046       $   98,293
                                                                      ==========       ==========       ==========       ==========

Per Share Data
--------------
Basic earnings per share .......................................      $     0.13       $     0.07       $     0.17       $     0.12
Diluted earnings per share .....................................      $     0.13       $     0.07       $     0.17       $     0.12
Basic weighted average shares outstanding ......................       1,467,066        1,363,467        1,467,066        1,202,421
Diluted weighted average shares outstanding ....................       1,495,281        1,367,461        1,493,982        1,202,421
Total shares outstanding at end of period ......................       1,467,066        1,467,066        1,467,066        1,467,066
Closing market price per share .................................      $    12.75       $    11.05       $    12.75       $    11.05

Selected Ratios
---------------
Return on average assets .......................................            0.52%            0.36%            0.35%            0.30%
Return on average equity .......................................            6.16%            3.44%            3.94%            3.14%
Average equity to average assets ...............................            8.42%           10.56%            8.79%            9.41%
Interest rate spread ...........................................            3.41%            3.43%            3.43%            3.36%
Net interest margin ............................................            3.82%            3.99%            3.85%            3.89%
Allowance for loan losses as a percentage of total loans .......            1.22%            0.99%            1.22%            0.99%
Net charged off loans as a percentage of average loans .........            0.00%            0.00%            0.03%            0.00%

                                                                 June 30,
                                                           ---------------------
Summary Balance Sheet                                        2003         2002
---------------------                                      --------     --------
Cash and cash equivalents ............................     $ 10,559     $ 11,788
Securities ...........................................       14,823       10,275
Loans, net ...........................................      134,309       90,302
All other assets .....................................        5,240        5,382
                                                           --------     --------
   Total assets ......................................     $164,931     $117,747
                                                           ========     ========
Deposit accounts .....................................     $151,518     $105,297
All other liabilities ................................          472          393
Shareholders' equity .................................       12,941       12,057
                                                           --------     --------
   Total liabilities and shareholders' equity ........     $164,931     $117,747
                                                           ========     ========